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                                                                    EXHIBIT 5



Tomlinson Zisko Morosoli & Maser LLP
200 Page Mill Road, Second Floor
Palo Alto, California 94306

August 16, 1999

Oak Technology, Inc.
139 Kifer Court
Sunnyvale, California 94086

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 16, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 1,800,000 shares of Common Stock under the Oak Technology, Inc. (the "Company") Executive Stock Option Plan adopted by the Company's Board of Directors effective as of January 27, 1999 (the "Plan"), and (ii) 200,000 shares of Common Stock acquired pursuant to the exercise of stock options granted under the Plan (collectively, the "Shares").

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the authorization of Shares under the Plan. Based on such review, we are of the opinion that if, as, and when the Shares have been issued and sold (and the consideration therefore received) in accordance with the provisions of the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

         This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

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         We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                      Very truly yours,


                                      /s/ Tomlinson Zisko Morosoli & Maser LLP

                                      Tomlinson Zisko Morosoli & Maser LLP